EXHIBIT 21
                           PLAYERS INTERNATIONAL, INC.
                           SUBSIDIARIES OF THE COMPANY


                                                     State of Incorporation
          Subsidiary                                    or Organization
          ----------                                 ----------------------

Metropolis, IL 1292 Limited Partnership                      Illinois
PCI, Inc.                                                    Nevada
Players Aviation, Inc.                                       Nevada
Players Bluegrass Downs, Inc.                                Kentucky
Players Development, Inc.                                    Nevada
Players Entertainment, Inc.                                  Nevada
Players Harrison County, L.L.C.                              Indiana
Players Harrison County, Inc.                                Indiana
Players Harrison County Management, Inc.                     Indiana
Players Holding, Inc.                                        Nevada
Players Hyatt Acquisition, L.L.C.                            Louisiana
Players International, Inc.                                  Nevada
Players Lake Charles, LLC                                    Louisiana
Players Lake Charles Riverboat, Inc.                         Louisiana
Players LC, Inc.                                             Nevada
Players Maryland Heights, Inc.                               Missouri
Players MH, L.P.                                             Missouri
Players Maryland Heights Nevada, Inc.                        Nevada
Players Mesquite Golf Club, Inc.                             Nevada
Players Mesquite Land, Inc.                                  Nevada
Players Nevada, Inc.                                         Nevada
Players Realty, Inc.                                         New Jersey
Players Resources, Inc.                                      Nevada
Players River City, Inc.                                     Nevada
Players Riverboat, LLC                                       Louisiana
Players Riverboat, Inc.                                      Nevada
Players Riverboat Management, Inc.                           Nevada
Players Services, Inc.                                       New Jersey
River Bottom, Inc.                                           Missouri
Riverfront Realty Corporation                                Illinois
Riverside Joint Venture                                      Missouri
Showboat Star Partnership                                    Louisiana
Southern Illinois Riverboat/Casino Cruises, Inc.             Illinois
Vacation Bonus, Inc.                                         California
WCB Travel, Inc.                                             Nevada
WCBJ Enterprises, Inc.                                       California
Players Indiana, Inc.                                        Indiana
Players Michigan City, Inc.                                  Indiana
Players Michigan City Management, Inc.                       Indiana
Players Mississippi Management, Inc.                         Illinois
Players Northern, Inc.                                       Ontario, Canada
Players Shreveport, Inc.                                     Nevada
Players Shuttle, Inc.                                        Louisiana